Exhibit 99.1

SUPERIOR COURT FOR THE STATE OF CALIFORNIA

FOR THE COUNTY OF ALAMEDA

THE PENNSYLVANIA AVENUE FUNDS, individually and on behalf of all others similarly situated,	Case No. RG09470224

Plaintiff,	STIPULATION OF SETTLEMENT
v.
Judge Steven A. Brick
AVIGEN, INC.; ZOLA HOROVITZ; JOHN K.A. PRENDERGAST; KENNETH CHAHINE; RICHARD WALLACE; JAN K. ÖHRSTRÖM; STEPHEN G. DILLY; MEDICINOVA, INC.	Department 17

Defendants.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

This Stipulation of Settlement dated as of March 10, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in Section I herein) to the above-entitled litigation: (i) Plaintiff The Pennsylvania Avenue Funds (on behalf of itself and each of the Class Members), by and through its counsel of record in the litigation; and (ii) Defendants Zola Horovitz, John K.A. Prendergast, Kenneth Chahine, Richard Wallace, Jan K. Öhrström, Stephen G. Dilly, Avigen, Inc. and MediciNova, Inc., by and through their respective counsel of record in the litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Settled Claims (as defined below), upon and subject to the terms and conditions hereof.

I. DEFINITIONS

As used in the Stipulation, the following terms have the meanings specified below:

A. “Action” means the action entitled The Pennsylvania Avenue Funds v. Avigen, Inc., et al., Case No. RG09470224, pending in the Superior Court of California for Alameda County.

B. “Avigen” means “Avigen, Inc.”

C. “Class” means all persons or entities who held Avigen, Inc. stock, either of record or beneficially, at any time from August 20, 2009 through and including December 18, 2009, the Closing Date as defined in the Merger Agreement, including their respective successors-in-interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote and any person or entity acting for or on behalf of, or claiming under any of them, and each of them. Excluded from the Class are Defendants, Defendants’ Affiliates, members of the immediate family of any Individual Defendant, any entity in which a Defendant has or had a controlling interest, directors and officers of Avigen, and their legal representatives, heirs, successors, or assigns of any such excluded person or entity. “Class Member” or “Member of the Class” means a person who falls within the definition of the Class as set forth in this Stipulation.

D. “Defendants” means Zola Horovitz, John K.A. Prendergast, Kenneth Chahine, Richard Wallace, Jan K. Öhrström, Stephen G. Dilly (collectively the “Individual Defendants”), Avigen, and MediciNova.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

E. “Defendants’ Affiliates” means each of Defendants and/or their respective past and present affiliates, parent entities, associates, subsidiaries or general partners, limited partnership partners and partnerships, and each and all of their respective past, present or future officers, directors, stockholders, agents, representatives, employees, attorneys, financial or investment advisors, persons who provided opinions relating to the Transaction, appraisers, and any other advisors, consultants, accountants, investment bankers, commercial bankers, commercial bank lenders, trustees, engineers, agents, insurers, co-insurers and reinsurers, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members and managers, and each of their respective heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns.

F. “Effective Date” means the first date by which all of the events and conditions specified in this Stipulation have been met and have occurred.

G. “Final” means: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment.

H. “Judgment” means the judgment to be rendered by the Court approving the Stipulation.

I. “MediciNova” means MediciNova, Inc.

J. “Merger Agreement” means the Agreement and Plan of Merger dated August 20, 2009 between Avigen and MediciNova.

K. “Plaintiff” means The Pennsylvania Avenue Funds.

L. “Plaintiff’s Counsel” means Finkelstein Thompson LLP, which has offices at 100 Bush St., Suite 1450, San Francisco, California 94403, and at 1050 30th Street N.W., Washington, D.C. 20007.

M. “Released Persons” means each and all of the Defendants and Defendants’ Affiliates.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

N. “Settled Claims” shall collectively mean any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether legal, equitable or any other type, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal securities laws or under federal, state statutory or common law or any other law, rule, or regulation, including the law of any jurisdiction outside of the United States) by or on behalf of any member of the Class (whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity), against the Released Persons whether or not any such Released Persons were named, served with process or appeared in the Action, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, acquisitions, matters, acts, occurrences, decisions, conduct, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, could have been raised in, or referred to or otherwise related in any way to: (i) the claims or allegations asserted by Plaintiff in the Action; (ii) the Transaction or the Merger Agreement; (iii) the fiduciary obligations of any Defendants or Released Persons in connection with the Transaction or the Merger Agreement; (iv) the negotiations in connection with the Transaction, the Merger Agreement or any other agreements, contracts, actions or approvals relating in any way to the Transaction; or (v) the disclosures or disclosure obligations of Defendants or Released Persons in connection with the Transaction or the Merger Agreement. Notwithstanding the foregoing, nothing in this Stipulation shall be interpreted to affect or release any statutory appraisal rights that may pertain to any Avigen shareholder under applicable law.

O. “Settling Parties” means, collectively, each of the Defendants and the Plaintiff on behalf of itself and the Members of the Class.

P. “Transaction” means MediciNova’s acquisition of Avigen pursuant to the Merger Agreement. Under the terms of the Merger Agreement, Avigen shareholders received the right to elect

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

$1.24 per share in either cash or secured convertible notes to be issued by MediciNova, and Avigen shareholders received the right to one Contingent Payment Right (“CPR”) under certain circumstances that entitled them to a pro rata portion of certain assets. “Transaction” includes all of the related actions, events and transactions contemplated by the Merger Agreement.

Q. “Unknown Claims” means any claim, cause of action, damage or harm which Plaintiff and/or any Class Member does not know or suspect to exist at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.

THE LITIGATION

On August 21, 2009, Avigen and MediciNova issued a joint press release announcing a definitive merger agreement under which MediciNova’s wholly-owned subsidiary would merge with and into Avigen. Under the terms of the Merger Agreement, Avigen shareholders would receive the right to elect either $1.24 per share in either cash or secured convertible notes to be issued by MediciNova, and Avigen shareholders would be entitled to one Contingent Payment Right (“CPR”) to a pro rata portion of certain Avigen assets.

On August 24, 2009, this class action was filed by Plaintiff The Pennsylvania Avenue Funds on behalf of all holders of Avigen common stock, naming as Defendants Zola Horovitz, John K.A. Prendergast, Kenneth Chahine, Richard Wallace, Jan K. Öhrström, and Stephen G. Dilly (collectively the “Individual Defendants”) in the Superior Court of California for Alameda County, Case No. RG09470224.

On September 17, 2009, MediciNova filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 providing Avigen shareholders with information concerning the Proposed Transaction and including a recommendation from the Avigen Board of Directors (the “Board”) that Avigen shareholders vote in favor of the Transaction (the “Preliminary Proxy) (together with its later amendments, the “Proxy Statement”).

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

Thereafter, Plaintiff filed its First Amended Complaint (“Complaint”) on October 15, 2009, adding MediciNova as a defendant and seeking declaratory and injunctive relief with respect to the Transaction based on alleged breaches of fiduciary duty by Defendants in connection with the Transaction, which included, among others, failing to adequately disclose certain material information regarding the Transaction in the Preliminary Proxy.

On November 20, 2009, after arms-lengths negotiations, counsel for the parties reached an agreement-in-principle to settle the Action as reflected in a Memorandum of Understanding (“MOU”) executed that day. As part of the settlement, Defendants agreed to, and have provided, certain supplemental disclosures, in amendments to the Proxy Statement filed by MediciNova with the SEC and distributed to shareholders.

Plaintiff and Plaintiff’s Counsel reviewed the supplemental disclosures and determined that the settlement of the Action on the terms reflected in the MOU (the “Settlement”) was fair, reasonable and adequate, and in the best interests of Avigen’s shareholders.

Defendants, to avoid costs, disruption and distraction of further litigation, and without admitting, and specifically denying, the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled and dismissed on the terms reflected in this Stipulation.

Following execution of the MOU on November 20, 2009, and pursuant to the terms thereof, Plaintiff’s Counsel then conducted confirmatory discovery to confirm the fairness of the Transaction to Avigen’s shareholders. This confirmatory discovery included a review of board minutes and other supplemental documents previously produced by the Individual Defendants, as well as a deposition of Mr. Kenneth Chahine, a director of Avigen since March 2004 and President and Chief Executive Officer from March 2004 through March 2009.

The Settlement, as set forth herein, reflects the results of the Settling Parties’ negotiations and the terms of the MOU. Moreover, following the completion of the agreed-upon confirmatory discovery, Plaintiff has concluded and confirmed that the agreed upon supplemental disclosures were accurate and provided Avigen’s shareholders with information sufficient to cast an informed vote on the Transaction.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

An agreement-in-principle was only reached after arm’s length negotiations between the Settling Parties who were represented by counsel with substantial experience in shareholder class action litigation.

II. PLAINTIFF’S CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiff in the Action, through its Counsel, represents that, it has conducted an extensive investigation of the Defendants’ actions in connection with the Complaint and the Transaction, which included: (i) reviewing extensive publicly available information regarding Avigen, MediciNova and the Transaction, including all relevant SEC filings concerning the Transaction; (ii) obtaining and reviewing hundreds of pages of documents produced by Defendants in discovery; (iii) reviewing and evaluating the financial terms of the Transaction, the financial analyses provided to Avigen by its financial advisors in connection with the Transaction, and the public disclosures in the Proxy Statement made in connection thereto; and (iv) deposing the individual at Avigen knowledgeable about the terms, negotiation and/or approval of the Transaction.

The litigation was an important causal factor prompting the dissemination of the additional disclosures. Plaintiff and Plaintiff’s Counsel have determined that the supplemental disclosures form a fair, reasonable and adequate basis for settling the Action. Plaintiff and Plaintiff’s Counsel have also concluded that the supplemental disclosures conferred a substantial benefit on the Class by enabling Avigen’s shareholders to make an informed decision regarding the Transaction.

Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through appeals. Plaintiff’s Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in a complex action such as this, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiff’s Counsel believes that the settlement set forth in this Stipulation confers substantial benefits upon the Class. Based on its evaluation, including confirmatory discovery, Plaintiff’s Counsel has determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate, and in the best interests of Plaintiff and the Class.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants deny any wrongdoing whatsoever. Defendants contend that the claims Plaintiff has asserted in the First Amended Complaint are without merit, and the factual assertions therein are baseless. Defendants contend they have fully complied with all fiduciary duties to their shareholders in entering into the Merger Agreement. Even without this Settlement, Defendants contend they have fully disclosed to their shareholders all material information required of them by law and necessary to provide their shareholders with sufficient information to case a fully informed vote on the Transaction.

Notwithstanding the foregoing, in the exercise of the business judgment of their boards of directors, Defendants believe that the terms of this Settlement are in the best interests of their shareholders, and are fair, reasonable and adequate to the Class.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (for itself and the Class Members), and Defendants, by and through their attorneys of record that, subject to the approval of the Court, that the Action and the Settled Claims shall be finally and fully compromised, settled and released, and the Action shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation of Settlement, as follows.

1. The Settlement

1.1 To terminate the prosecution and defense of the Action and as a direct result of the pendency, prosecution and defense of the Action and the extensive negotiations between the Settling Parties, a proposed settlement has been reached under the following terms:

(a) Defendants have provided supplemental disclosures on Forms S-4 as amended and filed with the SEC and provided to shareholders prior to any shareholder vote concerning the Transaction.

(b) Avigen, or its successor-in-interest, shall be responsible for providing and paying for the costs of any SEC filing(s) made in connection with the Settlement and for the costs of providing any other reasonable notice required by the Court to putative members of Plaintiff’s class with respect to the Settlement.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

1.2 Following negotiations with Plaintiff’s Counsel, Defendants understand that Plaintiff’s Counsel will apply to the Court for an award of fees and expenses in the amount of $140,000. Defendants agree not to oppose Plaintiff’s application. Defendants also shall not oppose Plaintiff’s petition to the Court to award Plaintiff an amount, not to exceed a total of $2,500, in recompense of its time and expenses in prosecuting this litigation. Plaintiff’s Counsel will petition the Court for an award of fees, expenses and an award to Plaintiff in conjunction with its motion seeking final approval of the Settlement and entry of the final judgment. The Settling Parties agree that in no event shall the total of the amounts paid by Defendants with respect to attorneys’ fees and expenses and the incentive award to Plaintiff, hereafter, “Total Fees and Expenses Award,” exceed $142,500. Provided that Plaintiff’s Counsel has provided Defendants, at least 30 days in advance of the final approval order, a form W-9 and wire instructions for payment, such fees, expenses and incentive award shall be payable within seven days of entry of a final order awarding them, by wire transfer in the amount ordered by the Court, but not to exceed $142,500.00, to the trust account of Finkelstein Thompson, LLP, to be distributed in accordance with the Court’s award.

1.3 The Settling Parties agree, for purposes of this settlement only, to the conditional certification of a Class under California Code of Civil Procedure section 382 and California Rules of Court 3.760, et seq., consisting of all persons or entities who held Avigen stock, either of record or beneficially, and their successors in-interest and transferees, other than Defendants and their affiliates, at any time between August 20, 2009 through and including December 18, 2009, the Closing Date as defined in the Merger Agreement.

2. Notice Order and Settlement Hearing

2.1 As soon as practicable upon execution of this Stipulation, Plaintiff’s Counsel shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, requesting, among other things, certification of the Class, preliminary approval of the settlement set forth in the Stipulation, and

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

approval for the mailing and publication of a settlement notice (the “Notice”), substantially in the form of Exhibit A-1 attached hereto, which shall include the general terms of the settlement set forth in the Stipulation and the date of the Settlement Hearing as defined below.

2.2 Subject to the approval of the Court, the Notice Order shall also provide that, pending final determination of whether the Settlement should be approved, Plaintiff and all Members of the Class, and any of them, shall be barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity, against any Released Person.

2.3 Avigen, or its successor-in-interest, shall undertake the administrative responsibility for, and shall pay the reasonable costs of, giving notice to the Class in the form of the “Notice of Pendency and Settlement of Class Action” attached hereto as Exhibit A-1. At least seven (7) days prior to the Settlement Hearing, Defendants’ counsel shall file with the Court an appropriate affidavit or declaration with respect to preparing, mailing and publishing on Businesswire the Notice to the Class and provide a copy to Plaintiff’s Counsel.

2.4 Plaintiff’s Counsel shall request that after notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider the approval of the Settlement of the Action as set forth herein.

3. Releases

3.1 Upon the Effective Date, Plaintiff and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, remised, and discharged all Settled Claims (including Unknown Claims) against the Released Persons. By operation of the entry of the Judgment, upon the Effective Date, Plaintiff and the Class Members, for themselves and their respective heirs, executors, administrators, predecessors, representatives, agents, successors, and assigns agree to waive, and shall be deemed to have waived, to the fullest extent permitted by law, any and all rights and benefits which they now have, or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code and any law of any state or territory of the United States, or principle of common law or international or foreign law, which is similar, comparable, or equivalent to California Civil Code section 1542 with respect to the Settled Claims. Section 1542 of the California Civil Code provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows, believes or suspects to be true with respect to the subject matter of the Settled Claims, which if known by him, her or it would have or likely would have materially affected his, her or its settlement with the Released Persons, but Plaintiff shall expressly have and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Settled Claims and Unknown Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or supplemental facts. The Settling Parties acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a material element of the settlement of which this release is a part.

3.2 Upon the Effective Date, Plaintiff, on behalf of the Class, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged with prejudice all Settled Claims (including Unknown Claims), based upon or arising out of the institution, prosecution, assertion, settlement or resolution of the Action or the Settled Claims.

3.3 Plaintiff hereby covenants not to sue any Defendant or any other Released Party for any of the Released Claims (including Unknown Claims). The covenant not to sue shall be binding on each Member of the Class.

//

//

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

4. Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

4.1 Plaintiff’s counsel will apply to the Court for an award of attorneys’ fees and expenses in the amount of $140,000, and Defendants agree not to oppose Plaintiff’s counsel’s fee application. Plaintiff’s counsel will also petition the Court to award the Plaintiff itself an incentive award totaling no more than $2,500, which Defendants will not oppose. Plaintiff’s counsel will petition the Court for such attorneys’ fees, expenses and incentive award in conjunction with the motion seeking final approval of the settlement and entry of the final judgment. In no event shall the total amounts paid by Defendants with respect to attorneys’ fees and expenses and the award for Plaintiff exceed $142,500. Provided that Plaintiff’s counsel has provided Defendants at least 30 days in advance of the final approval order, a form W-9 and wire instructions for payment, such fees, expenses and incentive award shall be payable immediately upon entry of a final order awarding them, by wire transfer in the amount ordered by the Court, but not to exceed $142,500, to the trust account of the law firm of Finkelstein Thompson LLP, to be distributed in accordance with the Court’s award. Any judicial decision concerning the award of attorneys’ fees, expenses or incentive awards shall not affect the validity or finality of the Settlement. In the event the Court’s order is reversed or modified as a result of any appeal or successful collateral attack, Plaintiff’s Counsel shall refund to Defendants or their successor(s)-in-interest the Total Fees and Expenses Award to Plaintiff paid pursuant to Section 1.2 and all interest accrued or accumulated thereon, if any, consistent with such reversal or modification.

4.2 In the event that the Effective Date does not occur within two years of the date of this agreement, or the Judgment does not become final for any reason within two years of the date of this agreement, Plaintiff’s Counsel shall, within ten (10) business days from receiving notice from Defendants’ counsel from a court of appropriate jurisdiction, refund to Defendants or their successor(s)-in-interest such portion of the Total Fees and Expenses Award previously paid to them that are not permitted by the Final Judgment of such court, plus interest earned thereon. Plaintiff’s Counsel, as a condition of receiving such award, agree that each of its partners are subject to the jurisdiction of the Court for the purpose of enforcing this Section 4.2. In the event that the Effective Date does occur more than two years from the date of this agreement, but after Plaintiffs’ Counsel have refunded any portion of such award, Defendants shall re-pay such portion as has been authorized by the Court to Plaintiff’s Counsel within ten (10) days of the Effective Date.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

4.4 Except as provided herein and with respect to the reasonable cost of distributing the Notice to the Class, as provided in Section 2.3, the Released Persons shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiff, by any Member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

5. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

5.1 The Effective Date of the settlement shall be conditioned on the occurrence or nonoccurrence of all of the following events:

(a) the Court has entered the Notice Order, as required by Section 2.1, hereof;

(b) the affidavit or declaration establishing mailing and publication of the Notice has been accomplished as required by Section 2.3 above;

(c) the Court has entered the Judgment substantially in the form of Exhibit B attached hereto, approving the settlement and providing for dismissal with prejudice of the Action and approving the grant of a release by the Class to the Defendants and the Defendants’ Affiliates of the Settled Claims;

(d) the Judgment has become Final;

(e) the attorneys’ fees and expenses awarded by the Court, if any, have been paid to Plaintiff’s Counsel in accordance with Sections 4.1 - 4.2 hereof; and

(f) the Action is dismissed with prejudice without the award of any damages, costs, fees or the grant of any further relief except for the award of fees and expenses pursuant to Sections 4.1 - 4.2 hereof.

5.2 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Action as of November 20, 2009. In such event, the terms and provisions of the Stipulation (including the recitals set forth above), except for those set forth in Section 4.3, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order concerning the amount of attorneys’ fees and expenses awarded to Plaintiff’s Counsel shall constitute grounds for cancellation or termination of the Stipulation or affect its terms, including the releases, or affect or delay the finality of the Judgment approving the Stipulation.

6. Miscellaneous Provisions

6.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best reasonable efforts to accomplish the foregoing terms and conditions of the Stipulation.

6.2 The Settling Parties intend the Settlement embodied in this Stipulation to be a final and complete resolution of all disputes between them with respect to the Action. The Settling Parties further agree that they shall cooperate in opposing any subsequently filed similar action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Settling Parties agree that the settlement was negotiated in good faith by the Settling Parties, and reflects a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

6.3 Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Settled Claim, or of any wrongdoing or liability of the Defendants; nor (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. If any Settled Claims are asserted against any Defendant in any court prior to Final Court approval of the settlement in this Action, the Settling Parties shall use their best reasonable efforts to effectuate a withdrawal or dismissal of the claims.

6.4 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

6.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

6.6 The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

6.7 Plaintiff’s Counsel, on behalf of the Class, are expressly authorized by Plaintiff to take all appropriate actions required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to agree with Defendants as to any modifications or amendments to the Stipulation on behalf of the Class which it deems appropriate.

6.8 Each counsel or other person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.

6.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

6.10 Except as otherwise provided herein, the Stipulation shall be binding upon, and shall inure to the benefit of, the Settling Parties and their respective agents, successors, executors, heirs and assigns.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

6.11 Plaintiff and Plaintiff’s Counsel represent and warrant that none of Plaintiff’s claims or causes of action referred to in this Stipulation, or any claims or causes of action that could have been alleged in the Action, have been assigned, encumbered or in any manner transferred in whole or in part. By signing this Stipulation, Plaintiff and Plaintiff’s Counsel further warrant and represent that the named Plaintiff was a shareholder of Avigen at all relevant times.

6.12 The Court shall retain exclusive jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation. The Settling Parties each expressly waive any right to demand a jury trial with respect to any claim or action relating to implementation or enforcement of the settlement embodied in the Stipulation.

6.13 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California, without giving effect to that State’s choice-of-law principles.

6.14 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation be executed, by their duly authorized attorneys, dated as of February 25, 2010.

Dated: March 11, 2010	FINKELSTEIN THOMPSON LLP

Rosemary M. Rivas Mark Punzalan 100 Bush St., Suite 1450 San Francisco, CA 94104 Telephone: (415) 398-8700 Facsimile: (415) 398-8704

-and-

STIPULATION OF SETTLEMENT

CASE NO. RG09470224

Donald J. Enright 1050 30 th Street NW Washington, DC 20007 Telephone: (202) 337-8000 Facsimile: (202) 337-8090

Counsel for Plaintiff The Pennsylvania Avenue Funds

Dated: March 11, 2010	COOLEY GODWARD KRONISH LLP

William S. Freeman Jessica Valenzuela Santamaria Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Telephone: (650) 843-5000 Facsimile: (650) 857-0663

Attorneys for Defendants, Avigen, Inc., Zola Horovitz, John K.A. Prendergast, Kenneth Chahine, Richard Wallace, Jan K. Ohrstrom, and Stephen G. Dilly

Dated: March 11, 2010	DECHERT LLP

Matthew L. Larrabee Alice L. Jensen One Maritime Plaza, Suite 2300 San Francisco, CA 94111-3513 Telephone: +1 415 262 4500 Facsimile: +1 415 262 4555

Attorneys for Defendant MediciNova, Inc.

STIPULATION OF SETTLEMENT

CASE NO. RG09470224